Exhibit 99.1
Syntax-Brillian Provides Financial Statement Update
TEMPE, Ariz. — April 18, 2008 — Syntax-Brillian Corporation (Nasdaq:BRLC), today announced that as previously stated on February 11, 2008, Syntax-Brillian management, working with the Audit Committee of the Board of Directors, has been evaluating its accounting treatment related to tooling deposits with a manufacturing partner. Based on the preliminary findings of the review of the accounting for the tooling deposits, as well as certain sales transactions with the Company’s Asian distributors, management and the Audit Committee believe that the financial statements for fiscal year ended June 30, 2007 and the interim periods contained therein, and the first fiscal quarter of 2008 may likely require restatement, and the financial disclosures within these previously-issued financial statements may likely be changed. As such, the Company’s financial statements for these periods should no longer be relied upon.
At the present time, the Company is uncertain as to the resulting impact on its financial statements or when the Audit Committee’s review of these accounting matters will be completed.
About Syntax-Brillian
Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world’s leading manufacturers and marketers of LCD HDTVs, digital cameras, and consumer electronics products. The Company’s lead products include its Olevia(TM) brand (www.Olevia.com) high-definition widescreen LCD televisions — one of the fastest growing global TV brands — and Vivitar brand (www.vivitar.com) digital still and video cameras. Syntax-Brillian has built an Asian supply chain coupled with an international manufacturing and distribution network to support worldwide retail sales channels and position the Company as a market leader in consumer digital entertainment products.
Forward-looking Statements:
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include changes in markets for the Company’s products; changes in the market for customers’ products; the failure of the Company’s products to deliver commercially acceptable performance; the ability of the Company’s management, individually or collectively, to guide the Company in a successful manner; and other risks detailed in Syntax-Brillian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and subsequent filings with the Securities and Exchange Commission.
Brillian and Vivitar are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.
Contact:
Syntax-Brillian Corporation
Pattie Adams, (909) 859-8432 (Media)
pattie.adams@syntaxbrillian.com
Investor Relations, (909) 859-8445
investor.relations@syntaxbrillian.com

Home of Olevia HDTV
	20480 E. Business Parkway, City of Industry, CA 91789	Main 909. 859. 8400	Fax 909. 859. 8401
www.syntaxbrillian.com